Exhibit 10.3

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

(Dekalb Plaza)

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is effective as of July 17, 2023, and is entered into by and between (i) BSV DEKALB LLC, a Pennsylvania limited liability company (“Seller”), and (ii) THE VIEW AT MARLTON LLC, a Delaware limited liability company, its nominees, designees, or assignees (“Purchaser”).

RECITALS:

Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated May 26, 2023, as amended (the “Agreement”) relating to the Property known as “Dekalb Plaza” and more particularly described in the Agreement. Purchaser and Seller have agreed to amend the Agreement as more particularly set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency are hereby acknowledged, Seller and Purchaser agree as follows:

1.
Recitals. The foregoing Recitals are true and correct and are incorporated herein by this reference.
2.
Closing Date. By execution of this Amendment, Purchaser and Seller hereby affirm that the Closing Date will be no later than July 20, 2023, to give Seller time to obtain the U&O from East Norriton Township, as per the Agreement.
3.
Capitalized Terms. Any capitalized term used herein, but not defined herein, shall have the meaning given to such term in the Agreement.
4.
Effective Date. The effective date of this Amendment shall be the date first above written.
5.
Binding Authority. Seller and Purchaser hereby covenant each for itself, that such party has full right, power and authority to enter into this Amendment upon the terms and conditions herein set forth, and that the person signing on behalf of such party is authorized to do so.
6.
Partial Invalidity. If any provision of this Amendment or the application thereof to any persons or circumstances shall to any extent be held void, unenforceable or invalid, then the remainder of this Amendment or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be affected thereby, and each provision of this Amendment shall be valid and enforced to the full extent permitted by law.
7.
Full Force and Effect. Except as otherwise modified by this Amendment, the Purchase Agreement shall remain in full force and effect. In the event of any conflict between the terms of

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the Purchase Agreement and this Amendment, the terms of this Amendment, with respect to such modified provisions, shall govern.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Amendment under seal on the date first set forth herein

SELLER:

BSV DEKALB LLC,
a Pennsylvania limited liability company

By:	/s/ Michael Z. Jacoby
Name:	Michael Z. Jacoby
Title:	Chief Executive Officer

PURCHASER:

THE VIEW AT MARLTON LLC,
a Delaware limited liability company

By:	/s/ Peter C Abrams
Name:	Peter C Abrams
Title:	Member

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